UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307	13-3711155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

CEO and CFO Base Salary

The Compensation Committee of the Board of Directors of FormFactor, Inc. (the “Compensation Committee”) approved effective as of April 10, 2006 increases in the annual base salary of Dr. Igor Y. Khandros, Chief Executive Officer, and Ronald C. Foster, Chief Financial Officer and Senior Vice President. The new base salary for Dr. Khandros is $450,296 and Mr. Foster’s new base salary is $290,000. The increases in base salary are effective beginning April 2006.

Key Employee Bonus Plan

The Compensation Committee approved effective as of April 10, 2006 a Key Employee Bonus Plan (the “Plan”) for providing incentives to eligible employees, including FormFactor’s executive officers, to achieve certain corporate and personal performance objectives by rewarding them with cash bonuses. Corporate and personal objectives are designed to reflect both long and short-term performance targets and goals. Awards will be measured and paid on an annual basis. The Plan, which is attached as Exhibit 99.1, is operative for fiscal years beginning on and after January 1, 2006. FormFactor had adopted plans similarly structured to the Plan for fiscal 2002 through 2005.

For fiscal 2006, the Compensation Committee determined that the bonus awards will be based on FormFactor’s achievement of corporate objectives related to revenue, earnings per share, manufacturing quality, on-time product delivery, product lead times and employee development actions, as well as on the achievement of personal objectives. The bonus awards for FormFactor’s Chief Executive Officer and President will be based only on FormFactor’s achievement of the fiscal 2006 corporate objectives. The target bonus awards may be different for any participant in the Plan, and currently range from 10% to 125% of annual base salary. The approved target bonuses for FormFactor’s executive officers are as follows:  (i) Dr. Igor Y. Khandros, Chief Executive Officer, has a target of 125%, (ii) Joseph R. Bronson, President and Member of the Office of Chief Executive Officer, has a target of 125%, (iii) Ronald C. Foster, Chief Financial Officer and Senior Vice President, has a target of 80% and (iv) Stuart L. Merkadeau, Senior Vice President, General Counsel and Secretary, has a target of 80%. In order for bonuses to be awarded to any participant, FormFactor must achieve certain minimum revenue and earnings per share goals and the participant must meet minimum job performance requirements. The maximum payout for each corporate objective is 200% of the target bonus for that objective. The maximum payout for the personal objectives component of the bonus award is 125% of the target.

Item 9.01.                              Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Key Employee Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Key Employee Bonus Plan.